EXHIBIT 99.1

Harsco Corporation Reports Second Quarter 2014 Results

  Adjusted Operating Income within Guidance; Organic Growth and Favorable Product Mix in Industrial and Rail Offset Bad Debt Costs in Metals & Minerals
  Project Orion Execution Progressing Rapidly with Phase I Benefits Expected to Reach High-end of Expectations
  Company Narrows 2014 Adjusted Operating Income Guidance to Range of $170 million to $180 million

CAMP HILL, Pa., Aug. 7, 2014 (GLOBE NEWSWIRE) -- Harsco Corporation (NYSE:HSC) today reported second quarter 2014 results. Excluding special items, adjusted diluted earnings per share from continuing operations in the second quarter of 2014 were $0.17. This compares with $0.30 in the second quarter of 2013, which included results from the Company's Infrastructure segment that was divested during the fourth quarter of 2013. Adjusted operating income excluding special items was $41 million, within the guidance range of $40 million to $45 million provided by the Company.

On a U.S. GAAP ("GAAP") basis, second quarter 2014 diluted loss per share from continuing operations was $0.19, which includes Project Orion severance costs, additional costs for exited or underperforming sites, contract termination charges and Infrastructure transaction adjustments. This compares with GAAP diluted earnings per share of $0.30 in the second quarter of 2013. The Company's second quarter earnings also included a loss of $3 million ($0.02 per share after tax) from the Brand Energy joint venture, which was impacted by foreign currency translation losses and restructuring costs in the period.

"The second quarter was another solid operating result for Harsco, as Industrial and Rail performed above expectations while Metals & Minerals and Corporate were impacted by a few items that had not been fully anticipated in our guidance," said President and CEO Nick Grasberger. "This performance adds to the strong financial results we reported in the first quarter of the year.

"We are encouraged by a number of trends within our businesses. Backlogs in the Industrial segment are near record levels and our latest $100+ million award from the Swiss railway system further validates our global strategy in Rail. In Metals & Minerals, we are pleased with the progress on Project Orion and the organization's response to the structural and process changes we are making. We now anticipate Project Orion Phase I benefits of approximately $25 million per annum versus the previous range of $20 million to $25 million. As part of Project Orion, we are also moving aggressively to address underperforming contracts. During the second quarter, we made several difficult decisions resulting in contract exit costs and asset impairments. While these decisions have a negative impact on short-term financial results, they are consistent with our focus on improving cash flow and returns on capital moving forward."

Harsco Corporation—Selected Second Quarter Results

($ in millions, except per share amounts)	Q2 2014	Q2 2013
		Including Infrastructure	Excluding Infrastructure
Revenues	$ 535	$ 760	$ 509
Operating income from continuing operations - GAAP	$ 6	$ 51	$ 49
Operating margin from continuing operations - GAAP	1.2%	6.7%	9.5%
Diluted EPS from continuing operations	$ (0.19)	$ 0.30	$ 0.29
Special items per diluted share	$ 0.36	$ --	$ --
Adjusted operating income - excluding special items	$ 41	$ 51	$ 49
Adjusted operating margin - excluding special items	7.6%	6.7%	9.5%
Diluted EPS from continuing operations - excluding special items	$ 0.17	$ 0.30	$ 0.29
Return on invested capital (TTM) - excluding special items	6.3%	6.1%	6.2%

(1) Segment operating results for Q2 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.

Consolidated Second Quarter Operating Results

Total revenues were $535 million, as revenue increases in the Company's Metals & Minerals and Industrial segments more than offset the expected declines in Rail segment revenues compared with the prior-year quarter. The prior-year quarter also included results from the divested Infrastructure business. Foreign currency translation positively affected revenues by approximately $5 million in this year's quarter.

GAAP operating income from continuing operations was $6 million, compared with operating income of $51 million in the prior-year quarter, which included results from the divested Infrastructure business.  Excluding special items, adjusted operating income from continuing operations declined 20 percent from the same quarter last year, or 16 percent when excluding the impact of the Infrastructure transaction. During the quarter, operating results improved in the Industrial segment, while earnings in Rail and Metals & Minerals decreased in comparison with the prior-year quarter.  Adjusted operating margin increased 90 basis points, but declined 190 basis points when excluding Infrastructure.

Second Quarter Business Review

Metals & Minerals

($ in millions)
	Q2 14	Q2 13	% Change
Revenues	$ 361	$ 336	7%
Adjusted operating income	$ 22	$ 27	(20%)
Adjusted operating margin	6.0%	8.0%
Customer liquid steel tons (millions)	42.1	39.6	6%

(1) Segment operating results for Q2 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.

Revenues increased seven percent to $361 million, primarily as a result of volume-related increases from existing and new contracts, higher by-product sales and foreign currency translation. The foreign currency translation benefit was approximately $5 million in the quarter. These positive factors were partially offset by the non-renewal or exiting of certain contracts. Adjusted operating income declined in comparison with the prior-year quarter as the positive effects from volume and by-product contributions were more than offset by contract non-renewals and certain overhead expenses, which included contract exit, bad debt and administrative costs. As a result, the segment adjusted operating margin decreased to 6.0 percent from 8.0 percent in last year's second quarter.

Industrial

($ in millions)
	Q2 14	Q2 13	% Change
Revenues	$ 103	$ 94	10%
Operating income	$ 17	$ 16	12%
Operating margin	16.9%	16.6%

(1) Segment operating results for Q2 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.

Revenues increased 10 percent to $103 million, primarily due to the Hammco acquisition completed in the first quarter of 2014 and volume increases in North America at each of the major businesses within the Industrial segment. These factors also supported the increase in operating income compared with the prior-year quarter. Operating margin was relatively stable at 16.9 percent versus 16.6 percent in last year's second quarter.

Rail

($ in millions)
	Q2 14	Q2 13	% Change
Revenues	$ 71	$ 79	(10%)
Operating income	$ 14	$ 16	(15%)
Operating margin	19.2%	20.3%

(1) Segment operating results for Q2 2013 have been reclassified to conform to the current manner in which the Company now allocates corporate expenses.

Revenues declined 10 percent to $71 million, primarily due to lower equipment deliveries compared with the prior-year period, which included the remaining portion of the segment's large order from the China Railway Corporation. The lower equipment volume in this year's quarter was partially offset by increased parts sales and contract services. Operating income and operating margin decreased as a result of the above-mentioned equipment sales.

Cash Flow

Free cash flow was $20 million in the second quarter of 2014, compared with $4 million in the prior-year period excluding the Infrastructure business.  This cash flow performance reflects decreased net cash provided by operating activities, offset by lower capital expenditures and higher asset sales as compared with last year's quarter. Asset sales in the second quarter included $12 million that was received from the post-closing settlement of the Infrastructure working capital accounts.

Project Orion (Metals & Minerals Improvement Plan)

The Metals & Minerals team made considerable progress along the four primary work streams of Project Orion during the quarter. The "above the site" organizational structure and workforce changes are completed, while "at the site" improvements will be finalized in the coming months.  Meanwhile, operating standards are being validated at a larger number of sites and triage efforts at underperforming locations have been expanded beyond the pilots launched earlier in the year. To date, the benefits realized from Project Orion are tracking above the original plan. Based on its updated assessment, the Company anticipates Phase I savings of approximately $25 million, at the high-end of the previous range of $20 million to $25 million. Benefits to be realized in 2014 are now estimated in the range of $5 million to $7 million, versus $3 million to $5 million previously, and no further charges are expected for the organizational changes being made under Phase I. The project priorities for the balance of 2014 include (1) completing the "at the site" structural changes; (2) accelerating the optimization and triage efforts across additional sites; and (3) finalizing the scope of Phase II restructuring with implementation to begin in late 2014 or early 2015. The Company's key financial targets for this segment by the end of 2017 remain unchanged.

	Actual	Target
	2013	2017
Revenues ($ in billions)	$ 1.359	$ 1.3 - 1.4
Operating Income margin	7%	10% - 11%
Free Cash Flow ($ in millions)	$ 54	$ 130 - 150
ROIC	5%	8% - 9%

2014 Outlook

The 2014 Outlook has been updated to maintain the low-end of operating income for the year, while lowering the high-end to reflect operating results to date, a slower ramp-up at certain sites and the decision to exit certain underperforming contracts. Key highlights in the Outlook are included below. Similar to the second quarter, Metals & Minerals contract exit and impairment costs may be incurred during the balance of the year through Project Orion. These costs are consistent with the Company's focus on improving cash flow and capital returns and are not considered in the Outlook. Also, the Outlook now includes earnings per share, which is partially dependent on anticipated equity income from the Brand Energy joint venture. The Company continues to expect that the performance of the Brand Energy joint venture will be consistent with the plan and now believes that various financial uncertainties such as restructuring, foreign exchange and income taxes have been adequately clarified.

  Adjusted operating income for the full year is expected to range from $170 million to $180 million; versus $152 million in 2013 and a previous range of $170 million to $185 million.
  Adjusted operating income of $43 million to $48 million in Q3 2014; compared with $41 million in the prior-year quarter.
  Free cash flow in the range of $35 million to $65 million; increased from ($15) million to $15 million.
  Net interest expense is forecasted to range from $43 million to $47 million; unchanged.
  Effective tax rate is expected to range from 31 percent to 33 percent; previously was 30 percent to 32 percent.
  Adjusted earnings per share for the full year in the range of $0.92 to $1.04; compared with $0.87 per share in 2013.
  Adjusted earnings per share of $0.26 to $0.31 in Q3 2014; versus $0.20 in the prior year period.
  Return on invested capital is expected to range from 7.5 percent to 8.0 percent; unchanged.

Conference Call

As previously announced, the Company will hold a conference call today at 10:00 a.m. Eastern Time to discuss its results and respond to questions from the investment community. The conference call will be broadcast live through the Harsco Corporation website at www.harsco.com. The Company will refer to a slide presentation that accompanies its formal remarks. The slide presentation will be available on the Company's website.

The call can also be accessed by telephone by dialing (800) 611-4920, or (973) 200-3957 for international callers. Enter Conference ID number 69620832. Listeners are advised to dial in at least five minutes prior to the call.

Replays will be available via the Harsco website and also by telephone through August 21, 2014 by dialing toll-free to (855) 859-2056 or (404) 537-3406.

Forward-Looking Statements

The nature of the Company's business and the many countries in which it operates subject it to changing economic, competitive, regulatory and technological conditions, risks and uncertainties. In accordance with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, the Company provides the following cautionary remarks regarding important factors that, among others, could cause future results to differ materially from the results contemplated by forward-looking statements, including the expectations and assumptions expressed or implied herein. Forward-looking statements contained herein could include, among other things, statements about management's confidence in and strategies for performance; expectations for new and existing products, technologies and opportunities; and expectations regarding growth, sales, cash flows, and earnings. Forward-looking statements can be identified by the use of such terms as "may," "could," "expect," "anticipate," "intend," "believe," "likely," "estimate," "plan" or other comparable terms.

Factors that could cause actual results to differ, perhaps materially, from those implied by forward-looking statements include, but are not limited to: (1) changes in the worldwide business environment in which the Company operates, including general economic conditions; (2) changes in currency exchange rates, interest rates, commodity and fuel costs and capital costs; (3) changes in the performance of equity and bond markets that could affect, among other things, the valuation of the assets in the Company's pension plans and the accounting for pension assets, liabilities and expenses; (4) changes in governmental laws and regulations, including environmental, occupational health and safety, tax and import tariff standards; (5) market and competitive changes, including pricing pressures, market demand and acceptance for new products, services and technologies; (6) unforeseen business disruptions in one or more of the many countries in which the Company operates due to political instability, civil disobedience, armed hostilities, public health issues or other calamities; (7) the seasonal nature of the Company's business; (8) the Company's ability to successfully enter into new contracts and complete new acquisitions or strategic ventures in the time-frame contemplated, or at all; (9) the integration of the Company's strategic acquisitions; (10) the amount and timing of repurchases of the Company's common stock, if any; (11) the prolonged recovery in global financial and credit markets and economic conditions generally, which could result in the Company's customers curtailing development projects, construction, production and capital expenditures, which, in turn, could reduce the demand for the Company's products and services and, accordingly, the Company's revenues, margins and profitability; (12) the outcome of any disputes with customers, contractors and subcontractors; (13) the financial condition of the Company's customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; (14) the Company's ability to successfully implement and receive the expected benefits of cost-reduction and restructuring initiatives, including the achievement of expected cost savings in the expected time frame; (15) the ability to successfully implement the Company's strategic initiatives and portfolio optimization and the impact of such initiatives, such as the Harsco Metals & Minerals Segment's Improvement Plan; (16) the ability of the strategic venture between the Company and Clayton, Dubilier & Rice ("CD&R") to effectively integrate the Company's Infrastructure business and the Brand Energy & Infrastructure Services business and realize the synergies contemplated by the transaction; (17) the Company's ability to realize cost savings from the divestiture of the Infrastructure business, as well as the transaction being accretive to earnings and improving operating margins and return on capital; (18) the amount ultimately realized from the Company's exit from the strategic venture between the Company and CD&R and the timing of such exit; (19) risk and uncertainty associated with intangible assets; and (20) other risk factors listed from time to time in the Company's SEC reports. A further discussion of these, along with other potential risk factors, can be found in Part I, Item 1A, "Risk Factors," of the Company's Annual Report on Form 10-K for the year ended December 31, 2013. The Company cautions that these factors may not be exhaustive and that many of these factors are beyond the Company's ability to control or predict. Accordingly, forward-looking statements should not be relied upon as a prediction of actual results. The Company undertakes no duty to update forward-looking statements except as may be required by law.

About Harsco

Harsco Corporation serves key industries that are fundamental to worldwide economic development, including steel and metals production, railways and energy. Harsco's common stock is a component of the S&P MidCap 400 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

HARSCO CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In thousands, except per share amounts)	2014	2013	2014	2013
Revenues from continuing operations:
Service revenues	$ 361,199	$ 584,908	$ 712,209	$ 1,136,063
Product revenues	173,378	174,828	335,067	339,068
Total revenues	534,577	759,736	1,047,276	1,475,131

Costs and expenses from continuing operations:
Cost of services sold	296,801	460,305	590,800	903,701
Cost of products sold	120,657	116,849	236,123	237,711
Selling, general and administrative expenses	77,969	125,623	144,763	250,321
Research and development expenses	1,983	2,184	4,602	4,380
Loss on disposal of the Harsco Infrastructure Segment and transaction costs	3,415	--	5,553	--
Other expenses	27,516	3,928	26,860	2,386
Total costs and expenses	528,341	708,889	1,008,701	1,398,499
Operating income from continuing operations	6,236	50,847	38,575	76,632
Interest income	410	830	707	1,236
Interest expense	(11,958)	(12,855)	(23,379)	(24,598)
Change in fair value to unit adjustment liability	(2,473)	--	(5,019)	--
Income (loss) from continuing operations before income taxes and equity income (loss)	(7,785)	38,822	10,884	53,270
Income tax expense	(4,258)	(11,508)	(8,753)	(16,473)
Equity in income (loss) of unconsolidated entities, net	(3,008)	595	(4,238)	581
Income (loss) from continuing operations	(15,051)	27,909	(2,107)	37,378
Discontinued operations:
Income (loss) on disposal of discontinued business	1,732	(863)	1,092	(1,505)
Income tax (expense) benefit related to discontinued business	(642)	330	(405)	575
Income (loss) from discontinued operations	1,090	(533)	687	(930)
Net income (loss)	(13,961)	27,376	(1,420)	36,448
Less: Net income attributable to noncontrolling interests	(14)	(3,578)	(1,416)	(5,405)
Net income (loss) attributable to Harsco Corporation	$ (13,975)	$ 23,798	$ (2,836)	$ 31,043

Amounts attributable to Harsco Corporation common stockholders:
Income (loss) from continuing operations, net of tax	$ (15,065)	$ 24,331	$ (3,523)	$ 31,973
Income (loss) from discontinued operations, net of tax	1,090	(533)	687	(930)
Net income (loss) attributable to Harsco Corporation common stockholders	$ (13,975)	$ 23,798	$ (2,836)	$ 31,043

Weighted-average shares of common stock outstanding	80,885	80,760	80,850	80,733
Basic earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$ (0.19)	$ 0.30	$ (0.04)	$ 0.40
Discontinued operations	0.01	(0.01)	0.01	(0.01)
Basic earnings (loss) per share attributable to Harsco Corporation common stockholders	$ (0.17)(a)	$ 0.29	$ (0.04)(a)	$ 0.38(a)

Diluted weighted-average shares of common stock outstanding	80,885	81,004	80,850	80,967
Diluted earnings (loss) per common share attributable to Harsco Corporation common stockholders:
Continuing operations	$ (0.19)	$ 0.30	$ (0.04)	$ 0.39
Discontinued operations	0.01	(0.01)	0.01	(0.01)
Diluted earnings (loss) per share attributable to Harsco Corporation common stockholders	$ (0.17)(a)	$ 0.29	$ (0.04)(a)	$ 0.38
(a) Does not total due to rounding.

HARSCO CORPORATION
CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)	June 30 2014	December 31 2013
ASSETS
Current assets:
Cash and cash equivalents	$ 77,467	$ 93,605
Trade accounts receivable, net	384,634	353,181
Other receivables	33,604	46,470
Inventories	176,348	155,689
Assets held-for-sale	--	113,968
Other current assets	88,552	75,842
Total current assets	760,605	838,755
Investments	292,481	298,856
Property, plant and equipment, net	708,611	711,346
Goodwill	440,168	431,265
Intangible assets, net	66,436	53,261
Other assets	115,228	108,265
Total assets	$ 2,383,529	$ 2,441,748
LIABILITIES
Current liabilities:
Short-term borrowings	$ 6,934	$ 7,489
Current maturities of long-term debt	22,014	20,257
Accounts payable	191,179	181,410
Accrued compensation	55,268	53,113
Income taxes payable	7,908	7,199
Dividends payable	16,565	16,536
Insurance liabilities	12,834	10,523
Advances on contracts	66,006	24,053
Liabilities of assets held-for-sale	--	109,176
Due to unconsolidated affiliate	14,154	24,954
Unit adjustment liability	22,320	22,320
Other current liabilities	140,012	129,739
Total current liabilities	555,194	606,769
Long-term debt	833,825	783,158
Deferred income taxes	6,170	8,217
Insurance liabilities	36,655	41,879
Retirement plan liabilities	218,988	241,049
Due to unconsolidated affiliate	27,152	27,292
Unit adjustment liability	77,881	84,023
Other liabilities	52,179	42,526
Total liabilities	$ 1,808,044	$ 1,834,913
EQUITY
Harsco Corporation stockholders' equity:
Common stock	140,435	140,248
Additional paid-in capital	163,279	159,025
Accumulated other comprehensive loss	(369,641)	(370,615)
Retained earnings	1,345,311	1,381,321
Treasury stock	(746,930)	(746,237)
Total Harsco Corporation stockholders' equity	532,454	563,742
Noncontrolling interests	43,031	43,093
Total equity	575,485	606,835
Total liabilities and equity	$ 2,383,529	$ 2,441,748

HARSCO CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2014	2013	2014	2013

Cash flows from operating activities:
Net income (loss)	$ (13,961)	$ 27,376	$ (1,420)	$ 36,448
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	42,499	60,358	84,333	121,640
Amortization	3,045	4,403	6,046	8,847
Change in fair value to unit adjustment liability	2,473	--	5,019	--
Deferred income tax expense (benefit)	(75)	(1,121)	2,274	(2,528)
Equity in (income) loss of unconsolidated entities, net	3,008	(595)	4,238	(581)
Loss on disposal of the Harsco Infrastructure Segment	3,166	--	3,865	--
Other, net	17,676	(1,977)	16,926	(2,157)
Changes in assets and liabilities:
Accounts receivable	18,726	(17,290)	(30,945)	(47,398)
Inventories	(8,430)	(2,606)	(12,884)	(13,363)
Accounts payable	(926)	(3,303)	(7,172)	9,949
Accrued interest payable	(7,503)	(5,308)	704	566
Accrued compensation	5,658	2,943	2,072	(14,782)
Advances on contracts	(1,136)	1,248	32,870	(9,063)
Harsco Infrastructure Segment 2010 Restructuring Program accrual	--	(211)	--	(295)
Harsco 2011/2012 Restructuring Program accrual	(1,670)	(2,896)	(2,198)	(10,950)
Other assets and liabilities	(15,629)	(8,067)	(29,279)	(19,964)

Net cash provided by operating activities	46,921	52,954	74,449	56,369

Cash flows from investing activities:
Purchases of property, plant and equipment	(41,732)	(66,458)	(81,615)	(120,191)
Proceeds from the Infrastructure Transaction	12,403	--	15,699	--
Proceeds from sales of assets	2,314	4,258	6,120	14,853
Purchases of businesses, net of cash acquired	--	--	(26,046)	--
Payment of unit adjustment liability	(5,580)	--	(11,160)	--
Other investing activities, net	(748)	(5,303)	(1,926)	(2,400)

Net cash used by investing activities	(33,343)	(67,503)	(98,928)	(107,738)

Cash flows from financing activities:
Short-term borrowings, net	151	95	(1,570)	4,188
Current maturities and long-term debt:
Additions	43,431	63,676	108,431	127,395
Reductions	(44,171)	(36,213)	(62,595)	(51,277)
Cash dividends paid on common stock	(16,584)	(16,557)	(33,146)	(33,093)
Dividends paid to noncontrolling interests	(1,586)	(1,900)	(1,586)	(2,655)
Contributions from noncontrolling interests	--	3,645	--	4,502
Purchase of noncontrolling interests	--	--	--	(166)
Common stock issued - options	--	157	--	371
Other financing activities, net	(2)	--	(2)	--

Net cash provided (used) by financing activities	(18,761)	12,903	9,532	49,265

Effect of exchange rate changes on cash	(712)	(2,294)	(1,191)	(4,145)

Net decrease in cash and cash equivalents	(5,895)	(3,940)	(16,138)	(6,249)

Cash and cash equivalents at beginning of period	83,362	92,941	93,605	95,250

Cash and cash equivalents at end of period	$ 77,467	$ 89,001	$ 77,467	$ 89,001

HARSCO CORPORATION
REVIEW OF OPERATIONS BY SEGMENT (Unaudited)

	Three Months Ended June 30, 2014		Three Months Ended June 30, 2013
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)

Harsco Metals & Minerals	$ 360,994	$ (9,238)	$ 336,146	$ 27,053

Harsco Infrastructure	--	--	251,172	2,288

Harsco Industrial	103,005	17,429	93,772	15,553

Harsco Rail	70,578	13,526	78,646	15,932

General Corporate	--	(15,481)	--	(9,979)

Consolidated Totals	$ 534,577	$ 6,236	$ 759,736	$ 50,847

	Six Months Ended June 30, 2014		Six Months Ended June 30, 2013
(In thousands)	Revenues	Operating Income (Loss)	Revenues	Operating Income (Loss)

Harsco Metals & Minerals	$ 714,032	$ 13,980	$ 673,470	$ 50,282

Harsco Infrastructure	--	--	467,231	(4,764)

Harsco Industrial	205,105	34,000	184,218	31,162

Harsco Rail	128,139	19,025	150,212	19,110

General Corporate	--	(28,430)	--	(19,158)

Consolidated Totals	$ 1,047,276	$ 38,575	$ 1,475,131	$ 76,632

The Company has reclassified segment operating results for the three months and six months ended June 30, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

HARSCO CORPORATION
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2014	2013 (a)	2014	2013 (a)

Diluted earnings (loss) per share from continuing operations, as reported	$ (0.19)	$ 0.30	$ (0.04)	$ 0.39
- Harsco Infrastructure Segment loss on disposal (b)	0.04	--	0.04	--
- Harsco Infrastructure Transaction costs (c)	--	--	0.01	--
- Harsco Metals & Minerals Segment Project Orion charges (d)	0.07	--	0.07	--
- Harsco Metals & Minerals Segment contract termination charges (e)	0.14	--	0.14	--
- Harsco Metals & Minerals Segment site exit and underperforming contract charges (f)	0.11	--	0.11	--
Adjusted diluted earnings per share from continuing operations, excluding special items	$ 0.17	$ 0.30	$ 0.33	$ 0.39

- Plus Harsco Infrastructure Segment (income) loss from continuing operations (g)	--	(0.01)	--	0.06
Adjusted diluted earnings per share from continuing operations excluding special items and Harsco Infrastructure Segment	$ 0.17	$ 0.29	$ 0.33	$ 0.45

(a) No special items were excluded in the three or six months ended June 30, 2013.
(b) Loss resulting from the Harsco Infrastructure Transaction, which was consummated in the fourth quarter of 2013 (Q2 2014 $3.2 million pre-tax; six months 2014 $3.9 million pre-tax).
(c) Harsco Infrastructure Transaction costs recorded as Corporate expenses (Q2 2014 $0.2 million pre-tax; six months 2014 $1.7 million pre-tax).
(d) Harsco Metals & Minerals Segment Improvement Plan ("Project Orion") phase one restructuring charges (Q2 and six months 2014 $8.5 million pre-tax).
(e) Harsco Metals & Minerals Segment charges incurred in connection with the termination of a contract for a customer in receivership (Q2 and six months 2014 $11.6 million pre-tax, which includes $7.7 million primarily for non-cash long lived asset impairment and $3.9 million pre-receivership receivable bad debt reserve charges).
(f) Harsco Metals & Minerals Segment charges primarily attributable to site exit costs and non-cash long lived asset impairment charges associated with strategic actions from Project Orion's focus on underperforming contracts (Q2 and six months 2014
$10.9 million pre-tax).
(g) Includes equity in income of affiliates and noncontrolling interests (Q2 2013 $(0.5) million and six months 2013 $(1.9) million). Segment operating results incorporate reclassifications for the three months and six months ended June 30, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes diluted earnings per share from continuing operations excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF DILUTED EARNINGS (LOSS) PER SHARE FROM CONTINUING OPERATIONS EXCLUDING HARSCO INFRASTRUCTURE SEGMENT (Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2014	2013	2014	2013

Diluted earnings (loss) per share from continuing operations, as reported	$ (0.19)	$ 0.30	$ (0.04)	$ 0.39
- Harsco Infrastructure Segment (income) loss from continuing operations (a)	--	(0.01)	--	0.06
Adjusted diluted earnings (loss) per share from continuing operations, excluding Harsco Infrastructure Segment	$ (0.19)	$ 0.29	$ (0.04)	$ 0.45

(a) Includes equity in income of affiliates and noncontrolling interests. Segment operating results incorporate reclassifications for the three months and six months ended June 30, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes diluted earnings per share from continuing operations excluding the Harsco Infrastructure Segment, a non-U.S. GAAP financial measure, is useful to investors because it provides an overall understanding of the Company's historical and future prospects. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
REVIEW OF OPERATIONS BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited)
(In thousands)

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals	Less: Harsco Infrastructure	Consolidated Totals Excluding Harsco Infrastructure
Three Months Ended June 30, 2014
Operating income (loss), excluding special items	$ 21,721	$ --	$ 17,429	$ 13,526	$ (12,066)	$ 40,610	$ --	$ 40,610
Revenues, as reported	$ 360,994	$ --	$ 103,005	$ 70,578	$ --	$ 534,577	$ --	$ 534,577
Operating margin %, excluding special items	6.0%		16.9%	19.2%		7.6%		7.6%

Three Months Ended June 30, 2013
Operating income (loss), as reclassified (a) (b)	$ 27,053	$ 2,288	$ 15,553	$ 15,932	$ (9,979)	$ 50,847	$ 2,288	$ 48,559
Revenues, as reported	$ 336,146	$ 251,172	$ 93,772	$ 78,646	$ --	$ 759,736	$ 251,172	$ 508,564
Operating margin %, excluding special items	8.0%	0.9%	16.6%	20.3%		6.7%		9.5%

Six Months Ended June 30, 2014
Operating income (loss), excluding special items	$ 44,939	$ --	$ 34,000	$ 19,025	$ (22,877)	$ 75,087	$ --	$ 75,087
Revenues, as reported	$ 714,032	$ --	$ 205,105	$ 128,139	$ --	$ 1,047,276	$ --	$ 1,047,276
Operating margin %, excluding special items	6.3%		16.6%	14.8%		7.2%		7.2%

Six Months Ended June 30, 2013
Operating income (loss), as reclassified (a) (b)	$ 50,282	$ (4,764)	$ 31,162	$ 19,110	$ (19,158)	$ 76,632	$ (4,764)	$ 81,396
Revenues, as reported	$ 673,470	$ 467,231	$ 184,218	$ 150,212	$ --	$ 1,475,131	$ 467,231	$ 1,007,900
Operating margin %, excluding special items	7.5%	(1.0)%	16.9%	12.7%		5.2%		8.1%

(a) No special items were excluded in the three or six months ended June 30, 2013.
(b) The Company has reclassified segment operating results for the three months and six month ended June 30, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes operating margin excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF OPERATING INCOME (LOSS) BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited)
(In thousands)

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals	Less: Harsco Infrastructure	Consolidated Totals Excluding Harsco Infrastructure
Three Months Ended June 30, 2014
Operating income (loss), as reported	$ (9,238)	$ --	$ 17,429	$ 13,526	$ (15,481)	$ 6,236	$ --	$ 6,236
- Harsco Infrastructure Segment loss on disposal	--	--	--	--	3,166	3,166	--	3,166
- Harsco Infrastructure Transaction costs	--	--	--	--	249	249	--	249
- Harsco Metals & Minerals Segment Project Orion charges	8,539	--	--	--	--	8,539	--	8,539
- Harsco Metals & Minerals Segment contract termination charges	11,557	--	--	--	--	11,557	--	11,557
- Harsco Metals & Minerals Segment site exit and underperforming contract charges	10,863	--	--	--	--	10,863	--	10,863
Operating income (loss), excluding special items	$ 21,721	$ --	$ 17,429	$ 13,526	$ (12,066)	$ 40,610	$ --	$ 40,610
Revenues, as reported	$ 360,994	$ --	$ 103,005	$ 70,578	$ --	$ 534,577	$ --	$ 534,577

Three Months Ended June 30, 2013
Operating income (loss), as reclassified (a) (b)	$ 27,053	$ 2,288	$ 15,553	$ 15,932	$ (9,979)	$ 50,847	$ 2,288	$ 48,559
Revenues, as reported	$ 336,146	$ 251,172	$ 93,772	$ 78,646	$ --	$ 759,736	$ 251,172	$ 508,564

(a) No special items were excluded in the three months ended June 30, 2013.
(b) The Company has reclassified segment operating results for the three months ended June 30, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes operating income excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RECONCILIATION OF OPERATING INCOME (LOSS) BY SEGMENT EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (Unaudited)
(In thousands)

	Harsco Metals & Minerals	Harsco Infrastructure	Harsco Industrial	Harsco Rail	Corporate	Consolidated Totals	Less: Harsco Infrastructure	Consolidated Totals Excluding Harsco Infrastructure
Six Months Ended June 30, 2014
Operating income (loss), as reported	$ 13,980	$ --	$ 34,000	$ 19,025	$ (28,430)	$ 38,575	$ --	$ 38,575
- Harsco Infrastructure Segment loss on disposal	--	--	--	--	3,865	3,865	--	3,865
- Harsco Infrastructure Transaction costs	--	--	--	--	1,688	1,688	--	1,688
- Harsco Metals & Minerals Segment Project Orion charges	8,539	--	--	--	--	8,539	--	8,539
- Harsco Metals & Minerals Segment contract termination charges	11,557	--	--	--	--	11,557	--	11,557
- Harsco Metals & Minerals Segment site exit and underperforming contract charges	10,863	--	--	--	--	10,863	--	10,863
Operating income (loss), excluding special items	$ 44,939	$ --	$ 34,000	$ 19,025	$ (22,877)	$ 75,087	$ --	$ 75,087
Revenues, as reported	$ 714,032	$ --	$ 205,105	$ 128,139	$ --	$ 1,047,276	$ --	$ 1,047,276

Six Months Ended June 30, 2013
Operating income (loss), as reclassified (a) (b)	$ 50,282	$ (4,764)	$ 31,162	$ 19,110	$ (19,158)	$ 76,632	$ (4,764)	$ 81,396
Revenues, as reported	$ 673,470	$ 467,231	$ 184,218	$ 150,212	$ --	$ 1,475,131	$ 467,231	$ 1,007,900

(a) No special items were excluded in the six months ended June 30, 2013.
(b) The Company has reclassified segment operating results for the six months ended June 30, 2013 to conform to the revised manner in which the Company now allocates corporate expenses to operating segments as a result of changes in organizational structure resulting from the Infrastructure Transaction, which was consummated in the fourth quarter of 2013. The changes do not impact the Company's previously reported consolidated revenues from continuing operations, operating income from continuing operations or income from continuing operations before income taxes and equity income.

The Company's management believes operating income excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are useful to investors because they provide an overall understanding of the Company's historical and future prospects. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013. These measures should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
FREE CASH FLOW (Unaudited)

	Three Months Ended June 30		Six Months Ended June 30
(In thousands)	2014	2013	2014	2013
Net cash provided by operating activities	$ 46,921	$ 52,954	$ 74,449	$ 56,369
Less maintenance capital expenditures (a)	(29,896)	(38,878)	(55,900)	(66,137)
Less growth capital expenditures (b)	(11,836)	(27,580)	(25,715)	(54,054)
Plus capital expenditures for strategic ventures (c)	387	2,646	1,191	4,764
Plus total proceeds from sales of assets (d)	14,717	4,258	18,523	14,853
Free Cash Flow	$ 20,293	$ (6,600)	$ 12,548	$ (44,205)
Plus Harsco Infrastructure Segment negative Free Cash Flow	--	10,871	--	30,138
Free Cash Flow excluding Harsco Infrastructure Segment	$ 20,293	$ 4,271	$ 12,548	$ (14,067)

(a) Maintenance capital expenditures are necessary to sustain the Company's current revenue streams and include contract renewal.
(b) Growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, expand the Company's revenue base and create additional future cash flow.
(c) Capital expenditures for strategic ventures represent the partner's share of capital expenditures in certain ventures consolidated in the Company's financial statements.
(d) Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment. For the three and six months ended June 30, 2014, this line item also includes proceeds of $12.4 million from the Harsco Infrastructure Transaction net working capital settlement.

The Company's management believes that free cash flow, which is a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. Exclusion of the Harsco Infrastructure Segment from 2013 provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013.  This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
FREE CASH FLOW (Unaudited)

	Projected Twelve Months Ending December 31, 2014
(In millions)	Low	High
Net cash provided by operating activities	$ 245	$ 280
Less capital expenditures (a)	(240)	(250)
Plus total proceeds from asset sales and capital expenditures for strategic ventures (b)	30	35
Free Cash Flow	$ 35	$ 65

(a) Capital expenditures encompass two primary elements: maintenance capital expenditures, which are necessary to sustain the Company's current revenue streams and include contract renewal; and growth capital expenditures, for which management has discretion as to amount, timing and geographic placement, and which expand the Company's revenue base and create additional future cash flow.
(b) This line item includes proceeds of $12 million from the Harsco Infrastructure Transaction net working capital settlement. Asset sales are a normal part of the business model, primarily for the Harsco Metals & Minerals Segment. Capital expenditures for strategic ventures represent the partner's share of capital expenditures in certain ventures consolidated in the Company's financial statements.

The Company's management believes that free cash flow, a non-U.S. GAAP financial measure, is meaningful to investors because management reviews cash flows generated from operations less capital expenditures net of asset sales proceeds. It is important to note that free cash flow does not represent the total residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure. This measure should be considered in addition to, rather than as a substitute for, other information provided in accordance with U.S. GAAP.

HARSCO CORPORATION
RETURN ON INVESTED CAPITAL EXCLUDING SPECIAL ITEMS AND HARSCO INFRASTRUCTURE SEGMENT (a)

	Trailing Twelve Months for Period Ended June 30
(in thousands)	2014	2013
Net loss from continuing operations, as reported	$ (256,181)	$ (200,233)
Special items:
- Harsco Infrastructure Segment loss on disposal	275,161	--
- Harsco Infrastructure Transaction costs	21,764	--
- Harsco Infrastructure Segment depreciation expense reduction on assets classified as held-for-sale	(17,281)	--
- Harsco Metals & Minerals Segment Project Orion charges	8,539	--
- Harsco Rail Segment grinder asset impairment charge	8,999	--
- Harsco Metals & Minerals Segment bad debt charges	2,592	--
- Harsco Metals & Minerals Segment contract termination charges	11,557	--
- Harsco Metals & Minerals Segment site exit and underperforming contract charges	10,863	--
- Harsco 2011/2012 Restructuring Program charges	--	29,389
- Harsco Infrastructure Segment goodwill impairment charge	--	265,038
- Harsco Metals & Minerals Segment asset impairment charges	--	7,645
- Harsco Infrastructure Segment gains associated with exited countries	--	(4,152)
- Tax impact of above special items	(29,223)	(4,625)
- Non-cash tax impact of Harsco Infrastructure Transaction on undistributed earnings of subsidiaries and valuation allowance	30,790	--
Net income from continuing operations, as adjusted	67,580	93,062
After-tax interest expense (b)	30,514	29,955

Net operating profit after tax, as adjusted	$ 98,094	$ 123,017

Average equity	$ 633,837	$ 995,432
Plus average debt	933,637	1,009,231
Average capital	$ 1,567,474	$ 2,004,663

Return on invested capital excluding special items	6.3%	6.1%

Net operating profit after tax, as adjusted, from above	$ 98,094	$ 123,017
After-tax (income) loss from Harsco Infrastructure Segment excluding special items	(2,514)	1,586
Net operating profit after tax, as adjusted	$ 95,580	$ 124,603
Average capital, from above	$ 1,567,474	$ 2,004,663

Return on invested capital excluding special items and Harsco Infrastructure Segment	6.1%	6.2%

(a) Return on invested capital excluding special items and the Harsco Infrastructure Segment is after-tax net income from continuing operations excluding special items, after-tax Harsco Infrastructure Segment results, and interest expense, divided by average capital for the year. The Company uses a trailing twelve month average for computing average capital.
(b) The Company's effective tax rate was 37% on an adjusted basis for both periods for interest expense.

The Company's management believes return on invested capital excluding special items and the Harsco Infrastructure Segment, which are non-U.S. GAAP financial measures, are meaningful in evaluating the efficiency and effectiveness of the capital invested in the Company's business. Exclusion of special items permits evaluation and comparison of results for the Company's core business operations, and it is on this basis that management internally assesses the Company's performance. Exclusion of the Harsco Infrastructure Segment provides a basis for comparison of ongoing operations and prospects since the segment was divested in the fourth quarter of 2013.These measures should be considered in addition to, rather than as a substitute for, net income or other information provided in accordance with U.S. GAAP.

CONTACT: Investor Contact
         David Martin
         717.612.5628
         damartin@harsco.com

         Media Contact
         Kenneth Julian
         717.730.3683
         kjulian@harsco.com